Exhibit 99.1

CoStar Group Second Quarter 2023 Revenue Increased 13% Year-over-Year and Net New Bookings Were $82 Million.
CoStar Group Reaches 105 Million Monthly Visitors.

WASHINGTON – July 25, 2023 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information and analytics in the property markets, announced today that revenue for the quarter ended June 30, 2023 was $606 million, 13% over revenue of $536 million for the quarter ended June 30, 2022. Net income was $101 million in the second quarter, an increase of 20% over prior year.

“We achieved another great quarter of very strong results in terms of revenue, sales and traffic to our websites,” said Andy Florance, Founder and Chief Executive Officer of CoStar Group. "Overall revenue grew an impressive 13% year-over-year, with Apartments.com revenue growth accelerating to 23% in the second quarter. Our sales team delivered $82 million net new bookings, which is the second highest quarter in our company's history. The Apartments.com team produced record results for the third quarter in a row, with net new bookings up 84% over the prior year. Achieving these results despite commercial property transactions plummeting 63% in the second quarter, demonstrates the resilience of our platforms,” continued Florance.

Traffic to all of CoStar Group’s web sites reached a new high of 105 million unique visitors in June, according to Google Analytics, exceeding 100 million in the second quarter for the first time. Traffic to our residential network in the second quarter was 84 million average monthly unique visitors, according to Google Analytics. Homes.com network traffic grew 130% year over year in June to 38 million monthly unique visitors. “I believe we crossed a monumental milestone in June when our residential network became the second most heavily trafficked residential network. We crossed into third place in the first quarter of this year, surpassing Redfin’s first quarter self-reported traffic and estimated rental site traffic. In the second quarter we moved into second place surpassing Realtor.com’s self-reported traffic for their fiscal third quarter. I’m very encouraged by the progress we are making with our Homes.com strategy, as our traffic growth continues ahead of our initial expectations,” said Florance.

CoStar Group’s residential network combines residential rental site and homes for sale site traffic.

Year 2022-2023 Quarterly Results - Unaudited
(in millions, except per share data)
	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$516	$536	$557	$573	$584	$606
Net income	89	83	72	124	87	101
Net income per share - diluted	0.23	0.21	0.18	0.31	0.21	0.25
Weighted average outstanding shares - diluted	394	394	396	406	406	407

EBITDA	158	140	129	155	98	105
Adjusted EBITDA	178	159	153	182	123	127
Non-GAAP net income	123	112	118	153	118	127
Non-GAAP net income per share - diluted	0.31	0.28	0.30	0.38	0.29	0.31

2023 Outlook
The Company expects revenue in the range of $2.45 billion to $2.46 billion for the full year of 2023, representing year-over-year growth of approximately 13% at the midpoint of the range. The revenue forecast is lower than prior guidance to reflect lower property transaction volume expectations in the second half of 2023, and the related impact on Ten-X revenue. The Company expects revenue for the third quarter of 2023 in the range of $622 million to $627 million, representing revenue growth of approximately 12% year-over-year at the midpoint of the range.

The Company expects adjusted EBITDA in the range of $510 million to $520 million for the full year of 2023. For the third quarter of 2023, the Company expects adjusted EBITDA in the range of $115 million to $120 million.

The Company expects full year 2023 non-GAAP net income per diluted share in a range of $1.24 to $1.26 based on 407 million shares. For the third quarter of 2023, the Company expects non-GAAP net income per diluted share in a range of $0.29 to $0.30 based on 407 million shares. These ranges include an estimated non-GAAP tax rate of 26% for the full year and the third quarter of 2023.

The preceding forward-looking statements reflect CoStar Group’s expectations as of July 25, 2023, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliations of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to the most directly comparable GAAP measures are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest income or expense, net and other income or expense, net; loss on debt extinguishment; income taxes; depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s ordinary course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's ordinary course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2023, the Company is assuming a 26% tax rate in order to approximate its statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Operating Metrics
Net new bookings is calculated based on the annualized amount of change in the Company's sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company's revenues over time.

Earnings Conference Call
Management will conduct a conference call to discuss the second quarter 2023 results and the Company’s outlook at 5:00 PM ET on Tuesday, July 25, 2023. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$605,906	$536,308	$1,190,272	$1,052,133
Cost of revenues	112,362	100,971	231,558	196,450
Gross profit	493,544	435,337	958,714	855,683

Operating expenses:
Selling and marketing (excluding customer base amortization)	250,026	181,344	476,260	325,341
Software development	63,369	51,587	129,959	105,608
General and administrative	90,563	77,345	180,071	155,306
Customer base amortization	10,440	14,878	21,057	30,970
	414,398	325,154	807,347	617,225
Income from operations	79,146	110,183	151,367	238,458
Interest income (expense), net	51,911	(3,399)	95,459	(11,117)
Other income, net	609	1,343	1,190	2,207
Income before income taxes	131,666	108,127	248,016	229,548
Income tax expense	31,146	24,654	60,365	56,757
Net income	$100,520	$83,473	$187,651	$172,791

Net income per share - basic	$0.25	$0.21	$0.46	$0.44
Net income per share - diluted	$0.25	$0.21	$0.46	$0.44

Weighted-average outstanding shares - basic	405,429	393,342	404,960	393,119
Weighted-average outstanding shares - diluted	406,751	394,478	406,454	394,356

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$100,520	$83,473	$187,651	$172,791
Income tax expense	31,146	24,654	60,365	56,757
Income before income taxes	131,666	108,127	248,016	229,548
Amortization of acquired intangible assets	17,976	22,815	35,657	46,005
Stock-based compensation expense	21,826	18,112	41,871	35,959
Acquisition and integration related costs	(179)	504	1,476	2,143
Restructuring and related costs	(51)	—	3,371	—
Settlements and impairments	(30)	—	(107)	—
Other expense, net	—	2,063	—	4,099
Non-GAAP income before income taxes	171,208	151,621	330,284	317,754
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(44,514)	(39,421)	(85,874)	(82,616)
Non-GAAP net income	$126,694	$112,200	$244,410	$235,138

Net income per share - diluted	$0.25	$0.21	$0.46	$0.44
Non-GAAP net income per share - diluted	$0.31	$0.28	$0.60	$0.60

Weighted average outstanding shares - basic	405,429	393,342	404,960	393,119
Weighted average outstanding shares - diluted	406,751	394,478	406,454	394,356
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$100,520	$83,473	$187,651	$172,791
Amortization of acquired intangible assets in cost of revenues	7,536	7,937	14,600	15,035
Amortization of acquired intangible assets in operating expenses	10,440	14,878	21,057	30,970
Depreciation and other amortization	8,087	7,010	16,033	13,975
Interest (income) expense, net	(51,911)	3,399	(95,459)	11,117
Other income, net	(609)	(1,343)	(1,190)	(2,207)
Income tax expense	31,146	24,654	60,365	56,757
EBITDA	$105,209	$140,008	$203,057	$298,438
Stock-based compensation expense	21,826	18,112	41,871	35,959
Acquisition and integration related costs	(179)	504	1,476	2,143
Restructuring and related costs	(51)	—	3,371	—
Settlements and impairments	(30)	—	(107)	—
Adjusted EBITDA	$126,775	$158,624	$249,668	$336,540

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$5,205,295	$4,967,970
Accounts receivable	196,255	166,140
Less: Allowance for credit losses	(15,042)	(12,195)
Accounts receivable, net	181,213	153,945
Prepaid expenses and other current assets	58,376	63,952
Total current assets	5,444,884	5,185,867

Deferred income taxes, net	9,724	9,722
Property and equipment, net	359,455	321,250
Lease right-of-use assets	79,491	80,392
Goodwill	2,321,205	2,314,759
Intangible assets, net	295,022	329,306
Deferred commission costs, net	162,391	142,482
Deposits and other assets	17,497	16,687
Income tax receivable	2,005	2,005
Total assets	$8,691,674	$8,402,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$61,546	$28,460
Accrued wages and commissions	100,915	104,988
Accrued expenses	115,654	89,113
Income taxes payable	11,100	10,438
Lease liabilities	40,329	36,049
Deferred revenue	113,231	103,567
Total current liabilities	442,775	372,615

Long-term debt, net	989,858	989,210
Deferred income taxes, net	69,280	76,202
Income taxes payable	16,978	14,001
Lease and other long-term liabilities	71,711	80,321
Total liabilities	$1,590,602	$1,532,349

Total stockholders' equity	7,101,072	6,870,121
Total liabilities and stockholders' equity	$8,691,674	$8,402,470

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Six months ended June 30,
	2023	2022
Operating activities:
Net income	$187,651	$172,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,690	64,127
Amortization of deferred commissions costs	45,267	35,996
Amortization of Senior Notes discount and issuance costs	1,197	1,178
Non-cash lease expense	14,147	15,080
Stock-based compensation expense	41,871	35,959
Deferred income taxes, net	(6,989)	(14,946)
Credit loss expense	13,938	6,890
Other operating activities, net	540	(1,149)

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(40,601)	(33,318)
Prepaid expenses and other current assets	(4,220)	3,152
Deferred commissions	(65,028)	(54,155)
Accounts payable and other liabilities	54,422	14,098
Lease liabilities	(16,559)	(15,932)
Income taxes payable, net	12,916	(27,770)
Deferred revenue	8,873	8,520
Other assets	(735)	1,578
Net cash provided by operating activities	298,380	212,099

Investing activities:
Proceeds from sale of property and equipment and other assets	—	5,034
Purchase of Richmond assets	(45,621)	(25,664)
Purchases of property and equipment and other assets	(8,801)	(30,746)
Cash paid for acquisitions, net of cash acquired	—	(6,331)
Net cash used in investing activities	(54,422)	(57,707)

Financing activities:
Repayments of long-term debt assumed in acquisition	—	(2,155)
Repurchase of restricted stock to satisfy tax withholding obligations	(22,445)	(19,755)
Proceeds from exercise of stock options and employee stock purchase plan	16,175	7,340
Net cash used in financing activities	(6,270)	(14,570)

Effect of foreign currency exchange rates on cash and cash equivalents	(363)	(2,832)
Net increase in cash and cash equivalents	237,325	136,990
Cash and cash equivalents at the beginning of period	4,967,970	3,827,126
Cash and cash equivalents at the end of period	$5,205,295	$3,964,116

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended June 30,
	2023			2022
	North America	International	Total	North America	International	Total
CoStar	$219,573	$9,596	$229,169	$197,380	$9,186	$206,566
Information Services	32,213	9,708	41,921	30,511	7,991	38,502
Multifamily	224,291	—	224,291	182,359	—	182,359
LoopNet	63,268	2,295	65,563	54,603	1,694	56,297
Residential	12,708	—	12,708	20,154	—	20,154
Other Marketplaces	32,254	—	32,254	32,430	—	32,430
Total revenues	$584,307	$21,599	$605,906	$517,437	$18,871	$536,308

	Six Months Ended June 30,
	2023			2022
	North America	International	Total	North America	International	Total
CoStar	$435,386	$18,796	$454,182	$386,484	$18,731	$405,215
Information Services	64,313	19,237	83,550	60,782	14,935	75,717
Multifamily	434,988	—	434,988	357,836	—	357,836
LoopNet	124,447	4,353	128,800	107,291	3,453	110,744
Residential	25,861	—	25,861	38,214	—	38,214
Other Marketplaces	62,891	—	62,891	64,407	—	64,407
Total revenues	$1,147,886	$42,386	$1,190,272	$1,015,014	$37,119	$1,052,133

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
EBITDA
North America	$104,614	$138,527	$201,270	$294,489
International	595	1,481	1,787	3,949
Total EBITDA	$105,209	$140,008	$203,057	$298,438

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2
Net income	$89.3	$83.5	$72.3	$124.4	$87.1	$100.5
Income tax expense	32.1	24.7	25.1	35.2	29.2	31.1
Income before income taxes	121.4	108.1	97.4	159.5	116.4	131.7
Amortization of acquired intangible assets	23.2	22.8	36.6	20.0	17.7	18.0
Stock-based compensation expense	17.8	18.1	18.1	21.1	20.0	21.8
Acquisition and integration related costs	1.6	0.5	1.1	2.2	1.7	(0.2)
Restructuring and related costs	—	—	0.2	2.0	3.4	(0.1)
Settlements and impairments	—	—	4.1	2.0	(0.1)	—
Other expense, net	2.0	2.1	2.1	—	—	—
Non-GAAP income before income taxes(1)	166.1	151.6	159.6	206.7	159.1	171.2
Assumed rate for income tax expense (2)	26%	26%	26%	26%	26%	26%
Assumed provision for income tax expense	(43.2)	(39.4)	(41.5)	(53.8)	(41.4)	(44.5)
Non-GAAP net income(1)	$122.9	$112.2	$118.1	$153.0	$117.7	$126.7

Non-GAAP net income per share - diluted	$0.31	$0.28	$0.30	$0.38	$0.21	$0.25

Weighted average outstanding shares - basic	392.9	393.3	394.7	404.2	404.5	405.4
Weighted average outstanding shares - diluted	394.2	394.5	396.2	406.1	406.2	406.8
__________________________
(1) Totals may not foot due to rounding.
(2) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2
Net income	$89.3	$83.5	$72.3	$124.4	$87.1	$100.5
Amortization of acquired intangible assets	23.2	22.8	36.6	20.0	17.7	18.0
Depreciation and other amortization	7.0	7.0	7.2	7.9	7.9	8.1
Interest expense (income), net	7.7	3.4	(10.7)	(32.6)	(43.5)	(51.9)
Other (income) expense, net	(0.9)	(1.3)	(1.4)	0.2	(0.6)	(0.6)
Income tax expense	32.1	24.7	25.1	35.2	29.2	31.1
EBITDA(1)	$158.4	$140.0	$129.1	$155.1	$97.8	$105.2
Stock-based compensation expense	17.8	18.1	18.1	21.1	20.0	21.8
Acquisition and integration related costs	1.6	0.5	1.1	2.2	1.7	(0.2)
Restructuring and related costs	—	—	0.2	2.0	3.4	(0.1)
Settlements and impairments	—	—	4.1	2.0	(0.1)	—
Adjusted EBITDA(1)	$177.9	$158.6	$152.7	$182.3	$122.9	$126.8
__________________________
(1) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending September 30, 2023		December 31, 2023
	Low	High	Low	High

Net income	$86,000	$90,000	$376,000	$383,000
Income tax expense	32,000	33,000	138,000	141,000
Income before income taxes	118,000	123,000	514,000	524,000
Amortization of acquired intangible assets	19,000	19,000	73,000	73,000
Stock-based compensation expense	23,000	23,000	89,000	89,000
Acquisition and integration related costs	—	—	1,000	1,000
Restructuring and related costs	—	—	3,000	3,000
Non-GAAP income before income taxes	160,000	165,000	680,000	690,000
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(41,600)	(42,900)	(176,800)	(179,400)
Non-GAAP net income	$118,400	$122,100	$503,200	$510,600

Net income per share - diluted	$0.21	$0.22	$0.92	$0.94
Non-GAAP net income per share - diluted	$0.29	$0.30	$1.24	$1.26

Weighted average outstanding shares - diluted	407,000	407,000	406,800	406,800
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending September 30, 2023		December 31, 2023
	Low	High	Low	High
Net income	$86,000	$90,000	$376,000	$383,000
Amortization of acquired intangible assets	19,000	19,000	73,000	73,000
Depreciation and other amortization	9,000	9,000	34,000	34,000
Interest income, net	(54,000)	(54,000)	(203,000)	(203,000)
Other income, net	—	—	(1,000)	(1,000)
Income tax expense	32,000	33,000	138,000	141,000
Stock-based compensation expense	23,000	23,000	89,000	89,000
Acquisition and integration related costs	—	—	1,000	1,000
Restructuring and related costs	—	—	3,000	3,000
Adjusted EBITDA	$115,000	$120,000	$510,000	$520,000

Investor Relations:
Cyndi Eakin
Senior Vice President
CoStar Group Investor Relations
(202) 346-6784
ceakin@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costar.com

About CoStar Group
CoStar Group (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information, and analytics in the property markets. Founded in 1987, CoStar Group conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of real estate information. CoStar is the global leader in commercial real estate information, analytics, and news, enabling clients to analyze, interpret and gain unmatched insight on property values, market conditions and availabilities. Apartments.com is the leading online marketplace for renters seeking great apartment homes, providing property managers and owners a proven platform for marketing their properties. LoopNet is the most heavily trafficked online commercial real estate marketplace with over twelve million monthly global unique visitors. STR provides premium data benchmarking, analytics, and marketplace insights for the global hospitality industry. Ten-X offers a leading platform for conducting commercial real estate online auctions and negotiated bids. Homes.com is the fastest growing online residential marketplace that connects agents, buyers, and sellers. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. Business Immo is France’s leading commercial real estate news service. Thomas Daily is Germany’s largest online data pool in the real estate industry. Belbex is the premier source of commercial space available to let and for sale in Spain. CoStar Group’s websites attract nearly 100 million unique monthly visitors. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada, and Asia. From time to time, we plan to utilize our corporate website, CoStarGroup.com, as a channel of distribution for material company information. For more information, visit CoStarGroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends and expectations related to revenue, revenue growth, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, sales, net new bookings, site traffic and visitors, leads, and renewal rates; the risk that the Company is unable to sustain current Company-wide, CoStar, Apartments or LoopNet net new bookings; the risk that revenues for the third quarter and full year 2023 will not be as stated in this press release; the risk that net income for the third quarter and full year 2023 will not be as stated in this press release; the risk that EBITDA for the third quarter and full year 2023 will not be as stated in this press release; the risk that adjusted EBITDA for the third quarter and full year 2023 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the third quarter and full year 2023 will not be as stated in this press release; the risk that we may not successfully integrate acquired businesses or assets and may not achieve anticipated benefits of an acquisition, including expected synergies; the risk that the tax rate estimates stated in this press release may change and the risk that we may experience declines in our revenues, revenue growth rates and profitability due to the impact of economic conditions on the real estate industry and our core customer base. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission (the "SEC"), including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarters ended March 31, and June 30, 2023, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.